Exhibit 99.1

Juniata Valley Financial Corp. Announces Results for the Quarter and Year Ended December 31, 2019

Mifflintown, PA, January 31, 2020 (GLOBE NEWSWIRE) --

Juniata Valley Financial Corp. (OTC Pink: JUVF) (“Juniata”), announced net income for the year ended December 31,  2019 of $5,835,000, compared to net income of $5,904,000 for the year ended December 31,  2018. Earnings per share, basic and diluted, were  $1.14 in 2019 compared to $1.18 in 2018. For the fourth quarter of 2019, net income was $1,484,000, an increase of $267,000,  compared to net income of $1,217,000 for the fourth quarter of 2018. Earnings per share, basic and diluted, during the fourth quarter of 2019 were $0.29 compared to $0.24 during the corresponding 2018 period.

President and Chief Executive Officer, Marcie A. Barber stated, “We are very pleased with our financial performance in 2019. Fourth quarter earnings were very strong and, taking into consideration the items discussed below impacting comparability of year-to-year results, annual earnings remained robust. Credit quality is at its strongest level in ten years, with non-performing assets at just 0.3% of total assets on December 31, 2019 as compared to 0.45% of total assets on December 31, 2018. We are poised to focus on organic growth in 2020.”

Return on average assets and return on average equity for the year ended December 31, 2019 were 0.90% and 8.24%, respectively. Return on average assets and return on average equity for the comparable 2018 period were 0.96% and 9.42%, respectively.

The comparability of the results for the year ended December 31, 2019 and December 31, 2018 was impacted by the termination, and subsequent liquidation, of The Juniata Valley Bank Retirement Plan (“JVB Plan”) in the third quarter of 2019. Juniata satisfied all obligations of the JVB Plan in 2019,  recording pre-tax pension settlement charges of $1,221,000 during the year, compared to a  pre-tax pension settlement charge of $210,000 recorded in 2018. The comparability of the results for the three and twelve months ended December 31, 2019 and December 31, 2018  was also impacted by Juniata’s acquisition of Liverpool Community Bank (“Liverpool”) on April 30, 2018. During the three and twelve months ended December 31, 2018, Juniata incurred $259,000 and $844,000, respectively, in pre-tax merger-related expenses, while no merger-related expenses were incurred in 2019. In addition, a credit to the income tax provision of $406,000 was recorded in 2018 to remove a deferred tax liability related to Juniata’s previous 39.16% ownership in Liverpool upon Juniata’s acquisition of Liverpool, while no  similar credit was recorded in 2019.

Net interest income increased $890,000, or 4.4%, during the year ended December 31, 2019 compared to 2018, as average earning assets increased by $29,504,000. The increase in average earning assets was partially funded by a $17,755,000 increase in interest-bearing deposits and term debt, with the remaining funding being provided by non-interest bearing funds.

The provision for loan losses decreased  $910,000 in 2019 compared to 2018. A credit of $573,000 was recorded to the loan loss provision during the year ended December 31, 2019 primarily due to net recoveries of $500,000 on previously charged off loans. Also contributing to the decline in the provision for loan losses in 2019 was  a general improvement in credit quality factors, such as delinquency trends and classified loan balances. As a percentage of total loans outstanding, delinquent loans exceeding 90 days were 0.26% as of December 31, 2019, compared to 0.35% on December 31, 2018. During the same timeframe, classified loan balances as a percentage of total outstanding loans decreased from 6.0% at December 31, 2018 to 5.4% at December 31, 2019.

Non-interest income was $4,749,000 in 2019 compared to  $5,027,000 in 2018.  Most significantly impacting the comparative year-end periods was a decline in income/gain from unconsolidated subsidiary of $296,000, which included a $215,000 gain from the adjustment to the carrying value of Juniata’s previous 39.16% ownership in Liverpool prior to its 100% acquisition. The equity method of accounting for the Liverpool investment was discontinued with the acquisition by Juniata of the remaining outstanding Liverpool shares in April 2018. Since then, all income and expense items from the newly acquired Liverpool office have been included as part of Juniata’s operations in the appropriate line items in the financial statements.  Also contributing to the decline in noninterest income in 2019 compared to 2018 was an $83,000 decrease in fees derived from loan activity, primarily due to a recovery on a purchased loan in 2018. Partially offsetting these declines  during the period was a decrease of $145,000 in the net loss on sales and calls of securities.

Non-interest expense was $20,407,000 in 2019 compared to  $19,461,000 in 2018.  The increase was driven by Juniata’s growth resulting from the Liverpool acquisition; specifically, increases in employee compensation and benefits, occupancy, equipment, and data processing. Professional fees also increased during 2019. Included in employee benefits expense was  $1,221,000 in pre-tax pension settlement charges recorded in 2019 as a result of settling the remaining obligations associated with the final liquidation of the JVB Plan compared to $210,000 in pre-tax pension settlement charges recorded in 2018.  Partially offsetting these increases was an increase in the gain on sales of other real estate owned of $148,000, a decline in FDIC insurance premiums of $166,000 due to the application of small bank assessment credits applied in 2019, and a decline in merger and acquisition expense of $884,000 as no similar expense was recorded in the 2019 period.

The income tax benefit decreased by $645,000 in 2019 compared to 2018 due to higher taxable income in 2019 and the removal of a $406,000 deferred tax liability related to Juniata’s previous ownership in Liverpool,  resulting in a credit to the 2018 tax provision for such amount.

Annualized return on average assets for the fourth quarter of 2019 increased 12.7%, to 0.89%, compared to 0.79% for the fourth quarter of 2018. Annualized return on average equity for the fourth quarter of 2019 increased 8.9%, to 8.10%, compared to 7.44% for the comparable 2018 period.

Net interest income was $5,091,000 for the fourth quarter of 2019 compared to $5,138,000 for the fourth quarter of 2018. Loan interest income decreased $201,000 and interest expense on long-term debt increased $226,000 during the fourth quarter of 2019 compared to the fourth quarter of 2018. Partially offsetting these items was an increase in interest income on securities of $387,000, or 45.7%, during the fourth quarter of 2019 compared to the same period in 2018.

The provision for loan losses decreased  $189,000 in the fourth quarter of 2019 in comparison to the fourth quarter of 2018. A credit of $83,000 was recorded to the loan loss provision during the fourth quarter of 2019 due to  a continued improvement in asset quality, while a charge of $106,000 was recorded during the comparable 2018 period.

Non-interest income during the quarter ended December  31, 2019 increased 11.6% to $1,245,000, compared to $1,116,000 during the quarter ended December 31, 2018. Most significantly impacting the comparative three month periods was  a $186,000 increase in the gain/loss on sales of securities due to  a $13,000 gain recorded during the fourth quarter of 2019 compared to a $173,000 loss recorded in the comparable 2018 period. In addition, the value of equity securities increased $30,000 during the fourth quarter of 2019 compared to a decline of $43,000 recorded in the comparable 2018 period. Partially offsetting these increases were declines of $58,000 in fees derived from loan activity due to the recovery of a purchased loan in the fourth quarter of 2018 and $31,000 in customer service fees due to collecting fewer overdraft fees during the three months ended December 31, 2019 compared to three months ended December 31, 2018.

Non-interest expense for the quarter ended December 31, 2019 declined 3.8% to  $4,922,000, compared to $5,118,000 for the quarter ended December  31, 2018. Most significantly impacting the comparative three month period was a $259,000 decline in merger and acquisition expense as no similar expense was recorded during the fourth quarter of 2019, as well as a decline in FDIC insurance premiums of $65,000 due to the application of a small bank assessment credit in the fourth quarter of 2019, while no credit was received in the comparable 2018 period. Partially offsetting these declines were increases in the 2019 period in employee compensation expense, professional fees, and taxes, other than income.

The income tax provision increased by $200,000 during the fourth quarter of 2019 compared to the same period in 2018, primarily due to higher taxable income recorded in the 2019 period.

Total assets at December  31, 2019 were $670,632,000, an increase of $45,396,000 compared to total assets of $625,236,000 at December 31, 2018. This increase was in part due to borrowing $30,000,000 in long-term debt in 2019 to fund the purchases of investment securities.  Total debt securities available for sale increased by $68,733,000 when comparing December  31, 2019 to December 31, 2018, while total loans declined by $17,041,000 over the period. In addition, total borrowings and deposits increased by $28,618,000 and $10,215,000, respectively, with total capital increasing by $6,329,000. The increase in total capital at December 31, 2019 was primarily the result of an increase of $4,815,000 in accumulated other comprehensive income due to $3,163,000 in unrealized gains on debt securities, as well as the liquidation of the JVB Plan.

On January 21, 2020, Juniata Valley Financial Corp.’s Board of Directors declared a cash dividend of $0.22 per share, payable on February 28, 2020 to shareholders of record on February 14, 2020.

Management considers subsequent events occurring after the statement of condition date for matters which may require adjustment to, or disclosure in, the consolidated financial statements.  The review period for subsequent events extends up to and including the filing date of a public company’s consolidated financial statements when filed with the Securities and Exchange Commission.  Accordingly, the financial information in this announcement is subject to change.

The Juniata Valley Bank, the principal subsidiary of Juniata Valley Financial Corp., is headquartered in Mifflintown, Pennsylvania, with nineteen community offices located in Juniata, Mifflin, Perry, Huntingdon, McKean and Potter Counties. More information regarding Juniata Valley Financial Corp. and The Juniata Valley Bank can be found online at www.JVBonline.com. Juniata Valley Financial Corp. trades through the Pink Open Market under the symbol JUVF.

Forward-Looking Information

*This press release may contain “forward looking” information as defined by the Private Securities Litigation Reform Act of 1995. When words such as “believes”, “expects”, “anticipates” or similar expressions are used in this release, Juniata is making forward-looking statements. Such information is based on Juniata’s current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties and, accordingly, actual results may differ materially from this forward-looking information. Many factors could affect future financial results. Juniata undertakes no obligation to publicly update or revise forward looking information, whether as a result of new or updated information, future events, or otherwise. For a more complete discussion of certain risks and uncertainties affecting Juniata, please see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Forward-Looking Statements” set forth in the Juniata’s filings with the Securities and Exchange Commission.

Financial Statements

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Financial Condition

(Dollars in thousands, except share data)	(Unaudited)
	December 31, 2019	December 31, 2018
ASSETS
Cash and due from banks	$12,658	$15,617
Interest bearing deposits with banks	82	110
Federal funds sold	—	729
Cash and cash equivalents	12,740	16,456

Interest bearing time deposits with banks	2,210	3,290
Equity securities	1,144	1,118
Debt securities available for sale	210,686	141,953
Restricted investment in bank stock	3,442	2,441
Total loans	400,590	417,631
Less: Allowance for loan losses	(2,961)	(3,034)
Total loans, net of allowance for loan losses	397,629	414,597
Premises and equipment, net	9,243	8,744
Other real estate owned	—	744
Bank owned life insurance and annuities	16,266	15,938
Investment in low income housing partnerships	3,904	4,545
Core deposit and other intangible assets	318	405
Goodwill	9,047	9,139
Mortgage servicing rights	180	200
Accrued interest receivable and other assets	3,823	5,666
Total assets	$670,632	$625,236
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities:
Deposits:
Non-interest bearing	$134,703	$126,057
Interest bearing	397,234	395,665
Total deposits	531,937	521,722

Securities sold under agreements to repurchase	3,429	2,911
Short-term borrowings	9,700	11,600
Long-term debt	45,000	15,000
Other interest bearing liabilities	1,603	1,596
Accrued interest payable and other liabilities	5,256	5,029
Total liabilities	596,925	557,858
Stockholders' Equity:
Preferred stock, no par value: Authorized - 500,000 shares, none issued	—	—
Common stock, par value $1.00 per share: Authorized 20,000,000 shares Issued - 5,141,749 shares at December 31, 2019; 5,134,249 shares at December 31, 2018 Outstanding - 5,099,729 shares at December 31, 2019; 5,092,048 shares at December 31, 2018	5,142	5,134
Surplus	24,898	24,821
Retained earnings	43,954	42,525
Accumulated other comprehensive income (loss)	516	(4,299)
Cost of common stock in Treasury: 42,020 shares at December 31, 2019; 42,201 shares at December 31, 2018	(803)	(803)
Total stockholders' equity	73,707	67,378
Total liabilities and stockholders' equity	$670,632	$625,236

Juniata Valley Financial Corp. and Subsidiary

Consolidated Statements of Income

	Three Months Ended		Year Ended
(Dollars in thousands, except share and per share data)	December 31,		December 31,
	2019	2018	2019	2018
Interest income:	(unaudited)		(unaudited)
Loans, including fees	$5,037	$5,238	$21,060	$20,060
Taxable securities	1,208	752	4,115	3,040
Tax-exempt securities	25	94	147	393
Other interest income	34	55	292	158
Total interest income	6,304	6,139	25,614	23,651
Interest expense:
Deposits	900	890	3,706	3,068
Securities sold under agreements to repurchase	7	13	37	62
Short-term borrowings	10	26	24	190
Long-term debt	287	61	899	276
Other interest bearing liabilities	9	11	42	39
Total interest expense	1,213	1,001	4,708	3,635
Net interest income	5,091	5,138	20,906	20,016
Provision for loan losses	(83)	106	(573)	337
Net interest income after provision for loan losses	5,174	5,032	21,479	19,679
Non-interest income:
Customer service fees	437	468	1,717	1,779
Debit card fee income	349	341	1,349	1,280
Earnings on bank-owned life insurance and annuities	67	86	289	352
Trust fees	100	114	394	430
Commissions from sales of non-deposit products	54	57	272	259
Income/gain from unconsolidated subsidiary	—	—	—	296
Fees derived from loan activity	95	153	333	416
Mortgage banking income	16	17	68	70
Gain (loss) on sales and calls of securities	13	(173)	(43)	(188)
Change in value of equity securities	30	(43)	26	(1)
Other non-interest income	84	96	344	334
Total non-interest income	1,245	1,116	4,749	5,027
Non-interest expense:
Employee compensation expense	2,183	2,105	8,257	7,822
Employee benefits	504	523	3,594	2,458
Occupancy	317	299	1,296	1,217
Equipment	225	211	881	818
Data processing expense	569	522	2,114	1,924
Director compensation	50	58	206	215
Professional fees	189	146	961	640
Taxes, other than income	145	89	567	498
FDIC Insurance premiums	1	66	108	274
Loss (gain) on sales of other real estate owned	—	2	(208)	(60)
Amortization of intangible assets	22	25	87	79
Amortization of investment in low-income housing partnerships	192	200	792	800
Merger and acquisition expense	—	259	—	884
Other non-interest expense	525	613	1,752	1,892
Total non-interest expense	4,922	5,118	20,407	19,461
Income before income taxes	1,497	1,030	5,821	5,245
Income tax provision (benefit)	13	(187)	(14)	(659)
Net income	$1,484	$1,217	$5,835	$5,904
Earnings per share
Basic	$0.29	$0.24	$1.14	$1.18
Diluted	$0.29	$0.24	$1.14	$1.18

JoAnn McMinn

Email: joann.mcminn@jvbonline.com

Phone: (717) 436-3206